Exhibit 10.6

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), dated as of August 3, 2018, by and among Savara Inc., successor-in-interest to Aravas Inc. (the “Company”), and Robert Neville (the “Executive”).

WHEREAS, the Company and the Executive entered into an Executive Employment Agreement, dated as of March 9, 2017 (the “Employment Agreement”); and

WHEREAS, the parties now desire to make certain modifications to the Employment Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereby agree that the Employment Agreement shall be, and it hereby is, amended as follows:

1.        Termination of Employment; Termination Outside the Change of Control Period. Section 6(a)(i) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

             “(i)      Cash Severance. A lump sum severance payment equal to (a) twelve (12) months of Executive’s then-current Base Salary plus (b) a pro-rated portion of Executive’s Target Bonus based on the number of days Executive was employed by the Company during the relevant performance period.”

2.        Termination of Employment; Termination without Cause or Resignation for Good Reason within the Change of Control Period. Section 6(b)(i) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

             “(i)      Cash Severance. A lump sum severance payment equal to (a) eighteen (18) months of Executive’s then-current Base Salary plus (b) 100% of Executive’s Target Bonus.”

3.        Defined Terms. All capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Employment Agreement.

4.        Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same instrument.

5.        Governing Law. This Amendment shall be governed by the laws of the State of Texas, without regard for choice-of-law provisions.

6.        Miscellaneous. Except as specifically amended by the terms of this Amendment, all other terms and conditions of the Employment Agreement are and shall remain in full force and effect for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Robert Neville, an individual

/s/ Robert Neville

SAVARA INC.

By:	/s/ David Lowrance

Name:	David Lowrance

Title:	CFO